Exhibit 10.1

THIRD AMENDMENT

TO

TERM LOAN AGREEMENT

THIRD AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of February 13, 2014, by and between VIGGLE INC., a Delaware corporation (“Borrower”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, and its successors and assigns (“Lender”).

RECITALS:

WHEREAS, Borrower and Lender have entered into that certain Term Loan Agreement, dated as of March 11, 2013 (as amended by that certain First Amendment to Term Loan Agreement dated as of September 10, 2013 and that certain Second Amendment to Term Loan Agreement dated as of December 13, 2013 and as otherwise amended, restated, modified and/or supplemented from time to time prior to the date hereof, the “Loan Agreement”; except as otherwise herein expressly provided, all capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement), pursuant to which Lender provides Borrower with certain financial accommodations;

WHEREAS, Borrower has requested that Lender make certain amendments to the Loan Agreement including (a) extending the Maturity Date from April 30, 2014 to December 31, 2014 and (b) modifying the mandatory prepayment section with respect to net proceeds of the incurrence of debt or the issuance of equity; and

WHEREAS, Lender has agreed to such amendments on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 2 below, Borrower and Lender hereby agree to amend the Loan Agreement as follows:

(a) The following definition is hereby inserted in Section 1.1 of the Loan Agreement in its appropriate alphabetical order:

 “Third Amendment Date” means February 13, 2014.

(b) The following definitions set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to provide as follows:

“Maturity Date” means the earlier to occur of (i) December 31, 2014 or (ii) the date upon which .Lender declares the Obligations due and payable after the occurrence and during the continuance of an Event of Default.

“Permitted Indebtedness” means (a) Borrower’s Obligations hereunder and Borrower’s Indebtedness to Lender under any other credit facilities and (b) any other Indebtedness of Borrower to any Subordinated Creditor so long as (i) at least five (5) Business Days prior to the incurrence of such Indebtedness, Borrower delivers to Lender a copy of the Subordinated Note that will evidence such Indebtedness which Subordinated Note shall be in form and substance satisfactory to Lender, (ii) simultaneously with the incurrence of such Indebtedness, such Subordinated Creditor and Borrower execute a Subordination Agreement in favor of Lender substantially in the form of Exhibit 1.1(b) attached hereto and (iii) the outstanding principal amount of such Indebtedness, when added together with the outstanding principal amount of all other Subordinated Notes issued by Borrower to a Subordinated Creditor under this subsection (b), does not exceed $10,000,000.

“Permitted Liens” means (i) Liens in favor of the Lender (a) under the Security Documents or (b) in connection with any other Permitted Indebtedness, (ii) Liens for taxes, assessments, levies, fees or other governmental charges either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material likelihood of the sale, forfeiture or loss of any assets or interference with the payment by Borrower and receipt and retention by Lender of amounts payable by Borrower to Lender; (iii) inchoate materialmen’s, mechanic’s, workmen’s, and repairmen’s Liens arising in the ordinary course of business; and (iv) such other Liens that are designated by Lender to Borrower in writing from time to time and acceptable to Lender in its sole discretion.

“Subordinated Creditors” means, collectively, any and all Persons that execute a Subordination Agreement.

“Subordinated Notes” means, collectively, all promissory notes issued by Borrower to any Subordinated Creditor, as each of the foregoing may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

“Subordination Agreements” means, collectively, any other subordination agreement delivered and executed by any other Person in favor of Lender, as each may be amended, supplemented, renewed, extended, replaced, or restated from time to time.

(c) Section 2.8(c)(i) of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“(i)           Borrower shall immediately prepay the Loans upon the receipt by Borrower or any of its Subsidiaries of Net Cash Proceeds from (i) the incurrence of any Indebtedness by Borrower or any of its Subsidiaries (other than Indebtedness incurred under the Subordinated Notes) in an amount equal to such Net Cash Proceeds and (ii) an IPO or the issuance of Equity Interests by Borrower or any of its Subsidiaries after the Closing Date (other than Net Cash Proceeds received from the issuance or sale of any Equity Interests under any stock option or employee incentive plans) in an amount equal to such Net Cash Proceeds; provided, however, that the aggregate prepayment by Borrower under this clause (i) shall not be required to exceed $10,000,000.”

(d) Section 7.1(b) of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“(b)           Failure to Perform Certain Acts.  The failure to perform or observe any of the terms, covenants, conditions or provisions of (i) Sections 4.2, 4.3 4.4 and 4.6 and Article V hereof or (ii) Sections 10, 12(h), 12(i) or 12(j) of the Guaranty; or”

Section 2. Conditions Precedent.  This effectiveness of this Amendment shall be subject to the satisfaction of the following conditions:

(a) the parties hereto have executed counterparts of this Amendment;

(b) Lender shall have received a legal opinion from the general counsel of Borrower, in form and substance satisfactory to Lender, covering such matters incident to the transactions contemplated by this Amendment;

(c) Lender shall have received a certificate of a Responsible Officer of Borrower satisfactory to it, evidencing (i) that this Amendment and the transactions contemplated herein, have been duly authorized and executed by all appropriate actions on the part of Borrower and (ii) the incumbency and signatures of the officers of Borrower and the organizational documents of Borrower, which may include confirmation that the organizational documents and other information certified in the Responsible Officer’s certificate of Borrower delivered to Lender on the Closing Date remains unchanged and in full force and effect, except with respect to any changes as described therein;

(d) Lender shall have received a fully executed Second Amendment to Guaranty, dated as of the date hereof, by and between Guarantor and Lender and

(e) Borrower shall have paid all fees and expenses, as such are due and payable under Section 6 hereof.

Section 3. References.  At all times following the effectiveness of this Amendment, each reference (a) to “this Agreement” throughout the Loan Agreement, and (b) to “the Loan Agreement” throughout the other Loan Documents, shall be deemed amended to refer to the Loan Agreement as amended hereby, and as the same may be further modified, amended, consolidated, increased, renewed, supplemented and/or extended from time to time.

Section 4. Representations and Warranties.  Borrower hereby represents and warrants to Lender as follows:

(a) Representations.  Each of the representations and warranties of Borrower contained or incorporated in the Loan Agreement, as amended by this Amendment, or any other Loan Document to which Borrower is a party, is true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date).

(b) No Default.  No Potential Default or Event of Default has occurred and is continuing.

(c) Power and Authority; Enforceability.  Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Amendment; this Amendment has been duly authorized by all necessary corporate action on the part of Borrower; and this Amendment has been duly and validly executed and delivered by Borrower, and constitutes Borrower’s legal, valid and binding obligations, enforceable against Borrower in accordance with its terms, subject only to Debtor Relief Laws and general principles of equity.

(d) No Counterclaims, etc.  Borrower has no counterclaims, offsets, defenses or rights of recoupment of any kind against Lender, or any of its Affiliates, under the Loan Agreement or any other Loan Document to which Borrower is a party, or any other related instrument or evidence of indebtedness.

Section 5. Ratification.  Except as modified herein, the provisions of the Loan Agreement and each of the other Loan Documents are reaffirmed, ratified and confirmed in their entirety by Borrower and shall remain unchanged and in full force and effect, and this Amendment shall not constitute a novation, extinguishment or substitution of the Obligations.

Section 6. Fees and Expenses.  On the date hereof, Borrower shall pay to Lender, in consideration of the extension of the Maturity Date herein, an extension fee in the amount of   $75,000, which fee shall be deemed fully earned on the Third Amendment Date and non-refundable. Additionally, in accordance with Section 8.4 of the Loan Agreement, Borrower agrees to pay Lender all Attorney Costs incurred by Lender in connection with preparing, executing, delivering and administering this Amendment.

Section 7. Miscellaneous.

(a) Governing Law; Submission to Jurisdiction.  This Amendment is governed by and shall be construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law); Borrower further agrees to submit to the jurisdiction of New York State or federal courts as provided in the Loan Agreement.

(b) Agreements, Etc.  The terms of this Amendment may be waived, modified and amended only by an instrument in writing duly executed by Borrower and Lender.  Any such waiver, modification or amendment shall be binding upon Borrower and Lender and each of their respective successors and permitted assigns.

(c) Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Borrower and Lender.

(d) Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.

(e) Counterparts.  This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart to this Amendment by facsimile or electronic PDF copy shall be as effective as delivery of a manually executed counterpart of this Amendment.

(f) Invalid Provisions.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected thereby, unless such continued effectiveness of this Amendment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

[REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

VIGGLE INC.

By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Corey Kozak
Name: Corey Kozak
Title: Vice President

By:	/s/ Kirk Stafford
Name: Kirk Stafford
Title: Vice President

NY1236403	SIGNATURE PAGE TO ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR TO CONSENT AND SECOND AMENDMENT TO TERM LOAN AGREEMENT